Exhibit 14

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Pilgrim Mutual Funds:

We consent to the use of our report on the Pilgrim Strategic Income Fund, incorporated herein by reference, and to the reference to our firm under the heading "Financial Highlights" in the Proxy Statement/Prospectus.

                                       /s/ KPMG LLP


Los Angeles, California
December 15, 2000
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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated December 3, 1999 with respect to ING International Bond Fund (one of the funds comprising ING Funds Trust), which is incorporated by reference, in this Registration Statement on Form N-14 of Pilgrim Mutual Funds.


                                        /s/ ERNST & YOUNG LLP
                                        ----------------------------------------
                                        ERNST & YOUNG LLP

New York, New York
December 15, 2000